UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SCYNEXIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SCYNEXIS, INC.
1 Evertrust Plaza, 13th Floor
Jersey City, New Jersey, 07302
(201) 884-5485
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2026
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of SCYNEXIS, Inc., a Delaware corporation (the “Special Meeting”). The Special Meeting will be held on May 19, 2026, at 9:30 a.m., Eastern time. The Special Meeting will be a completely virtual meeting of stockholders. Instructions on how to participate in the Special Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/SCYX2026SM. The Special Meeting will be held for the following purpose:
1.
To approve an amendment to our Amended and Restated Certificate of Incorporation, to implement a reverse stock split of our common stock, at a ratio ranging from any whole number between 1-for-5 and 1-for-10, inclusive, with such ratio to be determined at the discretion of our Board of Directors, and decrease the number of authorized shares.

This item of business is more fully described in the proxy statement accompanying this Notice.
The record date for the Special Meeting is April 20, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
You will only be able to attend the virtual Special Meeting by using your 16-digit control number provided on the proxy card or voter instruction form to enter the Special Meeting. Therefore, it is important to retain your copy of your proxy card or voter instruction form you receive to enable you to gain access to the virtual Special Meeting.
Whether or not you are able to attend the Special Meeting, it is important that your shares be represented. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.
A list of SCYNEXIS stockholders of record will be open for examination by any stockholder beginning ten days prior to the meeting at our corporate headquarters located at 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (201) 884-5485 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on May 19, 2026, at 9:30 a.m., Eastern time, at www.virtualshareholdermeeting.com/SCYX2026SM.

The proxy statement is available at www.proxyvote.com
The Board of Directors recommends that you vote FOR Proposal 1, as identified above.

By Order of the Board of Directors

/s/ Scott Sukenick
Scott Sukenick Corporate Secretary and Chief Legal Officer Jersey City, New Jersey

April 27, 2026
You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please vote over the telephone or on the internet as instructed in these materials, or complete, date, sign and return the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote at the meeting if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you should contact that record holder for instructions on how to vote your shares.

SCYNEXIS, Inc.
1 Evertrust Plaza, 13th Floor
Jersey City, New Jersey, 07302
(201) 884-5485
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

MAY 19, 2026
Meeting Agenda

Proposal No.	Proposal	Board Vote Recommendation
1
Approval of an amendment to our Amended and Restated Certificate of Incorporation to implement a reverse stock split of our common stock, at a ratio ranging from any whole number between 1-for-5 and 1-for-10, inclusive, with such ratio to be determined at the discretion of our Board of Directors (the “Board”), and decrease the number of authorized shares (the “Reverse Stock Split Proposal”).
For

We intend to mail these proxy materials on or about April 27, 2026, to all stockholders of record entitled to vote at the Special Meeting.

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2026 Special Meeting of Stockholders (the “Special Meeting”), including at any adjournments or postponements of the meeting. The Special Meeting will be held on May 19, 2026, at 9:30 a.m., Eastern time. The purpose of the Special Meeting is to approve the Reverse Stock Split Proposal (as defined below), which our Board believes is critical to maintaining the Company’s continued listing on The Nasdaq Capital Market. Without the Reverse Stock Split, the Company may be unable to regain compliance with Nasdaq’s minimum bid price listing requirements by June 15, 2026, which could result in Nasdaq initiating delisting proceedings with respect to our common stock. For additional details regarding the Reverse Stock Split Proposal and the consequences of failing to regain compliance, please see “Proposal 1 — Reverse Stock Split Proposal” beginning on page 7 of this proxy statement. Accordingly, your vote on the Reverse Stock Split Proposal is very important.
We will be hosting the Special Meeting via live webcast on the Internet. Any stockholder can listen to and participate in the Special Meeting live via the Internet at www.virtualshareholdermeeting.com/SCYX2026SM. You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about April 27, 2026, to all stockholders of record entitled to vote at the Special Meeting.
How do I attend the Special Meeting?
The Special Meeting will be held on May 19, 2026, at 9:30 a.m., Eastern time. Information on how to vote at the Special Meeting is discussed below. We will be hosting the Special Meeting live via the Internet. You will not be able to attend the Special Meeting in person. Any stockholder can listen to and participate in the Special Meeting live via the Internet at www.virtualshareholdermeeting.com/SCYX2026SM. The Special Meeting webcast will begin promptly at 9:30 a.m., Eastern time. We expect online check-in to begin at 9:15 a.m., Eastern time, and you should allow ample time for the check-in procedures.
A list of SCYNEXIS stockholders of record will be open for examination by any stockholder beginning ten days prior to the meeting at our corporate headquarters located at 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (201) 884-5485 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting.
What do I need in order to be able to participate in the Special Meeting?
You will need the 16-digit control number included on your proxy card or voting instruction form or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Special Meeting. Instructions on how to connect to the Special Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SCYX2026SM. If you do not have your 16-digit control number, you will be able to access and listen to the Special Meeting but you will not be able to vote your shares or submit questions during the Special Meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on April 20, 2026, will be entitled to vote at the Special Meeting. On the record date, there were 79,442,633 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on April 20, 2026, your shares were registered directly in your name with SCYNEXIS’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 20, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account, as provided in your voting instruction form. You are also invited to attend the Special Meeting. Many stockholders of record will provide you with a 16-digit control number via email or in your voting instruction form in order to attend and vote your shares at the Special Meeting. If you wish to vote your shares at the Special Meeting, please contact your broker, bank or other agent for instructions on how to vote your shares.
What am I voting on?
There is one matter scheduled for a vote:
Approval of an amendment to our Amended and Restated Certificate of Incorporation to implement a reverse stock split of our common stock, at a ratio ranging from any whole number between 1-for-5 and 1-for-10, inclusive, with such ratio to be determined at the discretion of our Board of Directors, and decrease the number of authorized shares (the “Reverse Stock Split Proposal”).
What if another matter is properly brought before the Special Meeting?
Our Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the proxy card to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” or “Against” or abstain from voting on the proposal. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote your shares at the Special Meeting. If you do not wish to vote your shares at the Special Meeting or you will not be attending the Special Meeting, you may vote by proxy, by telephone or over the internet. To vote by proxy on the internet, go to www.proxyvote.com to complete an electronic proxy card. To vote by proxy by telephone, dial 1-800-690-6903, the toll-free number shown on the proxy card, and follow the recorded instructions. Alternatively, you may complete, sign and return the proxy card using the enclosed envelope provided with the proxy card. If you vote by proxy over the phone or the internet, you will be asked to provide the control number from the proxy card. If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on May 18, 2026, to be counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or other Agent
If you are a beneficial owner of shares held in street name, you should have received a voting instruction form from the broker, bank or other nominee that is the record owner of your shares rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, if your broker provides telephone or internet voting, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the Special Meeting, follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization for instructions on how to vote your shares. If you wish to vote your shares at the Special Meeting, please contact your broker, bank or other agent for instructions on how to vote your shares.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2026.
What happens if I do not vote?
Stockholder of Record; Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, over the internet or in person at the Special Meeting, your shares will not be voted.
Beneficial Owner; Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. In this regard, the Reverse Stock Split Proposal is considered to be “routine” under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on the proposal.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you voted by proxy without marking any voting selections, then the proxy holders will vote your shares as recommended by our Board on all matters presented in this proxy statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Sodali & Co, 333 Ludlow Street, 5 Floor, South Tower, Stamford, CT 06902, to aid in the solicitation of proxies for a fee of $14,000, plus reasonable out-of-pocket expenses.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting my proxy?
Stockholder of Record; Shares Registered in Your Name
Yes. You can change your vote or revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may vote again by telephone or over the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey 07302.
•	You may attend the Special Meeting and vote at the Special Meeting. Simply attending the Special Meeting will not, by itself, revoke your proxy.
Your most current proxy card, whether submitted by proxy card, telephone or internet, is the one that is counted.
Beneficial Owner; Shares Registered in the Name of a Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2026, to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302; provided, however, that if our 2027 annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the 2026 annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2027 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our Bylaws, you must comply with the advance notice provisions and other requirements set forth in our Bylaws. Such notice must be provided in writing to our Corporate Secretary at the address above not later than March 26, 2027, nor earlier than the close of business on February 24, 2027; provided, however, that if our 2027 annual meeting of stockholders is not held within 30 days before or after the anniversary date of the 2026 annual meeting of stockholders, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.
Please refer to our Bylaws and Rule 14a-19 under the Exchange Act for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Bylaws and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count votes “For,” “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted for purposes of establishing a quorum and, if a quorum is present, will have no effect on the voting of the Reverse Stock Split Proposal. Broker non-votes, if any, will be counted toward the presence of a quorum. Broker non-votes, if any, will have no effect, and we do not expect there to be any broker non-votes on the Reverse Stock Split Proposal. The effect of abstentions and broker non-votes, if any, on whether a proposal is approved is also set forth under “How many votes are needed to approve the proposal?” below.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name (shares are held by your broker as your nominee), the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you do not give instructions to your broker, your broker can vote your shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders. The Reverse Stock Split Proposal is considered a “routine” matter and therefore we do not expect there to be any broker non-votes. We are aware, however, that certain brokers elect not to exercise their discretionary authority to vote on routine matters absent voting instructions from their beneficial owners. We strongly urge you to instruct your broker how to vote with respect to the Reverse Stock Split Proposal.
How many votes are needed to approve the proposal?
The following table summarizes the minimum vote needed to approve the Reverse Stock Split Proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Reverse Stock Split Proposal	“For” votes from the holders of a majority of votes cast by stockholders entitled to vote on the matter	No effect	Not applicable(1)

(1)	This proposal is considered to be a “routine” matter under the NYSE rules and therefore no broker non-votes are expected.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. The presence, live or by proxy, of the holders of at least a majority in voting power of the shares of common stock outstanding on the record date and entitled to vote at a meeting of stockholders will constitute a quorum for the transaction of business at the Special Meeting. On the record date, there were 79,442,633 shares outstanding and entitled to vote. Thus, the holders of 39,721,317 shares must be present in person or represented by proxy at the Special Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Special Meeting or the holders of a majority of the shares present in person at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date.
How can I find out the results of the voting at the Special Meeting?
We expect to announce the preliminary voting results at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What proxy materials are available on the internet?
The proxy statement is available at www.proxyvote.com.
Who should I contact if I have questions about voting my shares or need assistance in voting?
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Sodali & Co, the proxy solicitation agent we have engaged in connection with the Special Meeting, by telephone at 800-662-5200 (toll free) or by email at SCYX.infor@investor.sodali.com.
Whom should I contact with other questions?
If you have additional questions about this proxy statement or the Special Meeting, or if you would like additional copies of this proxy statement, please contact: SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302, Attention: Scott Sukenick, Chief Legal Officer, at (201) 884-5485.

PROPOSAL 1

REVERSE STOCK SPLIT PROPOSAL
General
Our Board has adopted resolutions approving, and is recommending that our stockholders approve, amendments to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-5 and 1-for-10, with the exact ratio within such range to be determined by our Board in its discretion (the “Reverse Stock Split”), subject to our Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments. Pursuant to the law of the State of Delaware, our state of incorporation, our Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendments to our Certificate of Incorporation to effect a reverse stock split, one of which would be filed with the Secretary of State of the State of Delaware, is attached to this Proxy Statement as Appendix A (subject to any changes required by applicable law).
By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a whole number of outstanding shares of our common stock between 5 and 10, inclusive, would be combined into one share of our common stock. The number of shares of common stock underlying outstanding equity awards and available for future awards under our equity incentive plans would also be proportionately reduced in the same manner as a result of the Reverse Stock Split. Upon receiving stockholder approval, our Board will have the authority, in its sole discretion, but not the obligation, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. In this case, all other amendments will be abandoned.
Our Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our common stock, the anticipated impact of the Reverse Stock Split on the trading price of our common stock and on the number of holders of our common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if our Board does not deem it to be in the best interests of the Company and its stockholders. No further action by the stockholders will be required for our Board to abandon the Reverse Stock Split.
The Reverse Stock Split Proposal also provides that the number of authorized shares of our common stock will be reduced proportionately based on the Reverse Stock Split ratio determined by our Board. Accordingly, the Reverse Stock Split will reduce the number of authorized shares of our common stock in the same proportion as the reduction in the number of outstanding shares of our common stock, see “Principal Effects of the Reverse Stock Split” below. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.
Forward-Looking Statements
This proxy statement, including statements in “The Reverse Stock Split Proposal,” contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties. Forward-looking statements may include statements regarding the expected or potential benefits of implementing a Reverse Stock Split as described in this proposal, as well as the expected sufficiency of our currently authorized and available shares in the near term, and other forward-looking information herein. No forward-looking statement can be guaranteed and actual results may differ materially from those stated or implied by forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, except as required under applicable law. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, particularly those mentioned under the “Risk Factors” heading of our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequently filed report containing “Risk Factors.”

Purpose and Background of the Reverse Stock Split
Our Board has determined that it is desirable and in the best interests of the Company and its stockholders to combine our shares of common stock at a reverse stock split ratio in the range of 1-for-5 through 1-for-10, as determined by our Board at a later date, in order to reduce the number of shares of common stock outstanding. Our Board is submitting the proposed authorization for a Reverse Stock Split to our stockholders for approval in order to obtain the flexibility to reduce the number of issued and outstanding shares and to potentially increase the per share trading price of our common stock, which our Board believes may benefit the Company and our stockholders in a number of potential ways:
•
To ensure continued ability to list our shares on The Nasdaq Capital Market. Our common stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “SCYX.” The Nasdaq Capital Market has certain minimum price criteria applicable to securities traded on the exchange, including maintenance of a minimum closing bid price of $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2). On June 20, 2025, we received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we had failed to comply with the minimum bid price requirement (the “Bid Price Requirement”). Following transfer from the Nasdaq Global Market to the Nasdaq Capital Market, we were provided until June 15, 2026 (the “Compliance Date”) to regain compliance with the Bid Price Requirement. If we fail to regain compliance with the Bid Price Requirement by the Compliance Date, Nasdaq may initiate delisting proceedings with respect to our common stock. Delisting from The Nasdaq Capital Market would have severe adverse consequences for the Company and its stockholders, including significantly reduced liquidity, diminished access to capital markets, and reputational harm. Our Board believes that effecting the Reverse Stock Split is the most direct and reliable means available to the Company to regain compliance with the Bid Price Requirement prior to the Compliance Date. Accordingly, the approval of the Reverse Stock Split Proposal at the Special Meeting is critical to the Company’s continued listing on The Nasdaq Capital Market.

•
To potentially improve the marketability and liquidity of our common stock. Our Board believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability of our common stock, which could allow us to raise additional capital, in addition to improving the liquidity of our common stock and encouraging interest and trading in our common stock.

•
Stock Price Requirements. Our Board believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help facilitate the Company’s ability to raise new equity capital either through private fund-raising transactions or by accessing the equity capital markets, generally stimulate investor interest in the Company and help attract, retain, and motivate employees.

•
Stock Price Volatility. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•
Attract and Retain Employees. A higher market price per share for our common stock may help us attract and retain employees because some potential employees are less likely to work for a company with a low stock price, regardless of our market capitalization.

•
Transaction Costs. Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Accordingly, for these reasons we believe that granting our Board the flexibility to effect the Reverse Stock Split is in our and our stockholders’ best interests.
Board Discretion to Implement the Reverse Stock Split
Our Board believes that stockholder approval of a range of ratios (as opposed to a single Reverse Stock Split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-5 to 1-for-10. Our Board can only authorize the filing of one Reverse Stock Split amendment and all other Reverse Stock Split amendments will be abandoned. Our Board also has the authority to abandon all Reverse Stock Split amendments.
In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, our Board will consider a number of factors, including, without limitation:
•	our ability to maintain the listing of our common stock on The Nasdaq Capital Market;
•	the historical trading price and trading volume of our common stock;
•	the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock;
•	the anticipated impact of a particular ratio on the number of holders of our common stock; and
•	prevailing general market conditions.
We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows our Board to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Risks Associated with the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:
•
the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split will facilitate our access to the equity capital markets;
•	the Reverse Stock Split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in us;
•
the Reverse Stock Split will result in a per share price that will increase our ability to attract, retain and motivate employees and other service providers who receive compensation in the form of our equity-based securities; or

•
the market price per share of our common stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Capital Market.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the total market capitalization of our common stock after the implementation of the Reverse Stock Split would be equal to or greater than the total market capitalization before the Reverse Stock Split or that the price for a share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above.
Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock. It is possible that we may not be able to continue to satisfy Nasdaq’s additional criteria for continued listing of our common stock on The Nasdaq Capital Market even after the Reverse Stock Split.
We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our common stock does not increase as a result of the Reverse Stock Split. In addition, the Reverse Stock Split may result in some stockholders owning “odd lots” of fewer than 100 shares of the common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
Principal Effects of the Reverse Stock Split
Issued and Outstanding Shares of Common Stock
If the Reverse Stock Split is approved and effected, each holder of our common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of common stock. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in the Company, voting rights, or other rights that accompany shares of our common stock. Shares of our common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable, and the par value per share of common stock will remain $0.001. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split will have no effect on the authorized number of shares of preferred stock, which will remain at 5,000,000 shares. As noted above, the Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
If the proposed Reverse Stock Split is approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, at the Effective Time (as defined below), the number of authorized shares of our common stock will be reduced proportionately based on the Reverse Stock Split ratio determined by our Board. Accordingly, the Reverse Stock Split will reduce the number of authorized shares of our common stock in the same proportion as the reduction in the number of outstanding shares of our common stock. If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, all or any of the authorized and unissued shares of our common stock or preferred stock may be issued in the future for such corporate purposes and such consideration as our Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share.
The Company presently has no undisclosed plan, commitment, arrangement, understanding, or agreement regarding the issuance of common stock. However, the Company regularly considers its capital requirements and may conduct securities offerings, including equity and/or equity-linked offerings, in the future.
Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of common stock, the future issuance of additional shares of common stock would reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
Effect on Outstanding Equity Incentive Plans
The Company maintains the 2024 Equity Incentive Plan (the “2024 Plan”), the 2015 Inducement Plan (the “2015 Plan”), and the 2014 Employee Stock Purchase Plan (the “2014 ESPP”, and together with the 2024 Plan and 2015 Plan, the “Plans”), which are designed primarily to provide stock-based incentives to employees and directors of the Company. As of April 1, 2026, under the Plans, options to purchase 3,519,408 shares of our common stock, 2,711,600 restricted stock units, and 1,020,999 performance restricted stock units (at “maximum” performance) were outstanding under the Plans. In the event of a Reverse Stock Split, our Board has the discretion to determine the appropriate adjustment to awards granted and share-based limits under the Plans. Accordingly, if the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the

Effective Time (as defined below) the number of shares issuable upon exercise and the exercise price of all outstanding options and the number of shares subject to all outstanding restricted stock units and performance restricted stock units will be proportionately adjusted (and rounded down to the nearest whole share in the case of shares and up to the nearest whole cent in the case of exercise prices, as applicable) based on the Reverse Stock Split ratio selected by our Board, subject to the terms of such Plans, options, restricted stock units and performance restricted stock units, as applicable. In addition, the number of shares available for future issuance and any share-based award limits under the Plans will also be proportionately adjusted based on the Reverse Stock Split ratio selected by our Board.
Our Board has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes.
Effects of the Amendment on our Common Stock
After the Effective Time, each stockholder will own fewer shares of our common stock as a result of the Reverse Stock Split. The Reverse Stock Split will affect all stockholders uniformly and will not change any stockholder’s relative percentage ownership interest in the Company or voting rights, except for adjustments that may result from the treatment of fractional shares as described below. All outstanding options to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split. In particular, the number of shares issuable upon the exercise of each such instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split.
The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible Reverse Stock Split if the Reverse Stock Split is effected at a ratio of 1-for-5 or 1-for-10 based on share information as of the close of business on April 1, 2026, but does not give effect to any other changes, including any issuance of securities after April 1, 2026.
The principal effects of the Reverse Stock Split will be that:
•	each 5 to 10 shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by our Board) will be combined into one new share of our common stock;
•
no fractional shares of common stock will be issued in connection with the Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below under “Fractional Shares”;

•
based upon the Reverse Stock Split ratio selected by our Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units, performance restricted stock units and warrants (including the 43,500,000 shares of our common stock issuable upon exercise of the warrants issued pursuant to the Securities Purchase Agreement dated March 30, 2026, which are not reflected in the table set forth below), which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units, performance restricted stock units and warrants and, in the case of stock options and warrants, a proportional increase in the exercise price thereof; and the number of shares then reserved for issuance under the Plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by our Board.

	Pre-Reverse Stock Split	Post-Reverse Stock Split (1-for-5)	Post-Reverse Stock Split (1-for-10)
Authorized	150,000,000	30,000,000	15,000,000
Outstanding	79,442,633	15,888,526	7,944,263
Reserved for future issuance	41,954,478	8,390,896	4,195,448
Authorized but unissued and unreserved	28,602,670	5,720,579	2,860,290

After the Effective Time, our common stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our common stock.
Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “SCYX” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the Effective Time to indicate that the Reverse Stock Split had occurred.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable
If the proposed amendments to our Certificate of Incorporation are approved by our stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 4:05 p.m. Eastern time, on the date the Certificate of Amendment is filed with the Secretary of State of the State of Delaware, or such later date as is chosen by our Board and set forth in the Certificate of Amendment (the “Effective Time”). Except as explained below with respect to fractional shares, at the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the Company or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this proposal.
As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a statement of ownership indicating the number of post-Reverse Stock Split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).
Some stockholders may hold their shares of common stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Stock Split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Stock Split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-Reverse Stock Split shares of our common stock, your post-Reverse Stock Split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-Reverse Stock Split shares you own, you will receive a statement indicating the number of post-Reverse Stock Split shares you own in book-entry form.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT
SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.
Cash Payment In Lieu of Fractional Shares
No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by our Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of our common stock as reported by The Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split) for the five consecutive trading days immediately preceding the Effective Time. The Company will not assess any transaction costs to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.
After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to only a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the Reverse Stock Split ratio that is determined by our Board as described above. As of April 20, 2026, there were approximately 56 stockholders of record of our common stock. Upon stockholder approval of this Proposal, if our Board elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held only five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by our Board was 1-for-10, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of April 20, 2026, and assuming a Reverse Stock Split ratio of 1-for-10, we expect that cashing out fractional stockholders would reduce the number of stockholders of record by 9 holders. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
No Appraisal Rights
Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, and the Reverse Stock Split will not produce, either directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 of the Exchange Act.
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in this Proposal 1 as a result of their ownership of shares of our common stock, as set forth in the section entitled “Stock Ownership” below. However, we do not believe that our officers or directors have interests in Proposal 1 that are different from or greater than those of any of our other stockholders.

Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our common stock will remain unchanged at $0.001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. Per share net income or loss will be increased because there will be fewer shares of common stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a general summary of material U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought, and will not seek, an opinion of counsel or a ruling from the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders subject to special tax rules, including, without limitation:
•	banks, insurance companies, or other financial institutions;
•	tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts, or governmental organizations;
•	regulated investment companies or real estate investment trusts;
•	S corporations, partnerships, or entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	brokers, dealers, or traders in securities;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	persons who acquired our common stock in connection with employment or the performance of services;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the common stock being taken into account in an applicable financial statement; or
•	U.S. expatriates and former citizens or long-term residents of the United States.
If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, except as described below with respect to cash received in lieu of fractional shares, a U.S. Holder should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered.
Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered pursuant to the Reverse Stock Split to the shares of common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the U.S. Holder’s adjusted tax basis allocable to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered exceeded one year at the Effective Time of the Reverse Stock Split. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
A U.S. Holder may be subject to information reporting and backup withholding with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;
•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2026, by the following:
•	each of our directors and named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D, 13F and 13G filed with the SEC and other information available to us.
Applicable percentages are based on 79,442,633 shares outstanding on April 1, 2026 adjusted as required by rules promulgated by the SEC.
Except as otherwise noted below, the address for persons listed in the table is c/o SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey 07302.

Name of Beneficial Owner	Number of Shares That Can be Acquired w/in 60 Days of April 1, 2026(1)	Number of Shares Beneficially Owned	Percentage Total
5% Stockholders:
Avidity Partners Management LP(2)	6,504,457	8,586,117	9.99%
Entities affiliated with Great Point Partners LLC(3)	424,366	7,978,713	9.99%
Squadron Master Fund LP(4)	—	7,608,695	9.58%
Adage Capital Partners, L.P.(5)	—	4,347,826	5.47%
Entities affiliated with Propel Bio Management, LLC(6)	—	4,347,826	5.47%

Named Executive Officers and Directors:
David Angulo, M.D.	755,413	1,449,059	1.81%
Ivor Macleod	319,773	482,904	*
Scott Sukenick	350,148	672,623	*
Armando Anido	70,000	118,000	*
Steven C. Gilman, Ph.D.	70,597	117,597	*
Ann F. Hanham, Ph.D.	69,577	116,199	*
David Hastings	69,577	115,760	*
Guy Macdonald	82,645	137,645	*
Philippe Tinmouth	65,500	116,500	*
All executive officers and directors as a group (9 persons)(7)	1,853,230	3,326,287	4.09%

*	Less than 1% of the outstanding shares of common stock.
(1)	Reflects shares that may be acquired within 60 days of April 1, 2026, pursuant to the exercise of stock options or warrants.
(2)
The amount reported as beneficially owned in the table is partially based on a Schedule 13G/A filed with the SEC on February 17, 2026, reporting beneficial ownership as of December 31, 2025. The amount in the table that may be acquired within 60 days of April 1, 2026 is based solely on information regarding warrants held by the entity that is known to us, and the actual amount may be different as the Schedule 13G/A does not delineate between shares held and shares that may be acquired within 60 days. The percentage of shares held assumes that the shares that may be acquired within 60 days is correct and is included in the total number of shares beneficially owned; accordingly, such percentage may actually be significantly higher. In addition to the foregoing, common warrants and pre-funded warrants to purchase an aggregate of 3,600,363 shares of common stock are excluded from the amount reported above as beneficially owned because they are subject to limitations on exercisability if such exercise would result in beneficial ownership of more than 9.99% of our outstanding shares of common stock. Each of Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital

Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC and Michael Gregory have shared voting and investment power over all of these shares, and Avidity Master Fund LP and Avidity Private Master Fund I LP have shared voting and investment power over a portion of these shares. The principal business address for these entities is 2828 N Harwood Street, Suite 1220, Dallas, Texas 75201.
(3)
The amount reported as beneficially owned in the table is partially based on a Schedule 13G filed with the SEC on April 7, 2026 by Great Point Partners, LLC (“Great Point”) reporting beneficial ownership of Biomedical Value Fund, L.P. as of March 31, 2026. Consists of (i) 4,985,869 shares of common stock held by Biomedical Value Fund, L.P., (ii) 2,568,478 shares of common stock held by Biomedical Offshore Value Fund, Ltd, and (iii) 424,366 shares of common stock issuable upon exercise of pre-funded warrants held by Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. In addition to the foregoing, pre-funded warrants to purchase an aggregate of 8,325,634 shares of common stock are excluded from the amount reported above as beneficially owned because they are subject to limitations on the exercisability if such exercise would result in beneficial ownership of more than 9.99% of our outstanding shares of common stock. Great Point is the investment manager of Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. and by virtue of such status may be deemed to be the beneficial owner of the securities. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of Great Point, and Lillian Nordahl, as managing director of Great Point, has voting and investment power with respect to the securities, and therefore may be deemed to be the beneficial owner of the securities. Notwithstanding the above, Great Point, Dr. Jeffrey Jay and Lillian Nordahl disclaim beneficial ownership of the securities, except to the extent of their respective pecuniary interests. The shares reported as beneficially owned in the table are based partially on a Schedule 13G filed with the SEC on April 7, 2026, reporting beneficial ownership as of March 31, 2026. The principal business address for Great Point is 165 Mason Street, 3rd Floor, Greenwich, Connecticut 06830.

(4)
The amount reported as beneficially owned in the table is based solely on a Schedule 13G filed with the SEC on April 8, 2026, reporting beneficial ownership as of March 31, 2026. Squadron Capital Management, LLC, which serves as investment adviser to private funds, including but not limited to Squadron Master Fund LP (collectively, the “Funds”), may be deemed to be the beneficial owner of all shares held by the Funds. Matthew Sesterhenn and William Blank, as Partners of Squadron Capital Management, LLC, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owners of all shares held by the Funds. Squadron Capital Management, LLC and Mr. Sesterhenn and Mr. Blank expressly disclaim beneficial ownership over any of the securities. The principal business address for Squadron Master Fund LP is 999 Oakmont Plaza Drive, Suite 600, Westmont, Illinois 60559.

(5)
Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, L.P., and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, L.P. and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The principal business address for Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(6)
Consists of (i) 765,577 shares of common stock held by Propel Bio Partners L.P. and (ii) 3,582,249 shares of common stock held by Propel Bio-Host Partners L.P. (collectively, the “Propel Bio Funds”). Propel Bio Management LLC (“Propel”) and Leen Kawas (“Ms. Kawas”) provide advisory services to the Propel Bio Funds. Ms. Kawas is the sole owner of Propel. Propel and Ms. Kawas expressly disclaim beneficial ownership of the shares. Propel Bio Partners LLC (“General Partner”) serves as the general partner to a private investment fund managed by Propel. Ms. Kawas and Richard Kayne are control persons of the General Partner and each expressly disclaim beneficial ownership of the shares. The address for the entities and individuals is 340 Madison Avenue, 19th Floor, New York, NY 10173.

(7)	Consists of shares held by each executive officer and director as of April 1, 2026, including the shares described in footnote (1) above.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.
Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).
If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our proxy materials for all registered stockholders residing at the same address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding,” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or direct your written request to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302, or contact Scott Sukenick, General Counsel, at (201) 884-5485. A separate copy of the proxy materials will then promptly be delivered to you. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, to the extent permitted by SEC rules, on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Scott Sukenick
Scott Sukenick
Corporate Secretary and Chief Legal Officer

April 27, 2026
A copy of SCYNEXIS’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025, is available on our website, www.scynexis.com. A printed copy is also available without charge upon written request to: Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302.

APPENDIX A
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
SCYNEXIS, INC.
SCYNEXIS, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:
First: The name of the Corporation is SCYNEXIS, Inc. The Corporation was originally incorporated under the name Scyrex, Inc.
Second: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is November 4, 1999.
Third: Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation amends the Corporation’s Amended and Restated Certificate of Incorporation as follows:
Article IV.A of the Amended and Restated Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:
“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 155,000,000 shares. 150,000,000 shares shall be Common Stock, each having a par value of $0.001. 5,000,000 shares shall be Preferred Stock, each having a par value of $0.001. Upon effectiveness of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each      (    ) shares of the Corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock (the “Reverse Stock Split”); provided, however, that the Corporation shall issue no fractional shares as a result of the Reverse Stock Split but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Capital Market (or such other principal market upon which its Common Stock is traded) on the last business day before the date this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”
Fourth: Thereafter pursuant to a resolution of the Board of Directors, the amendment of Article IV.A. of the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation for their approval, and was duly adopted at an Special Meeting of Stockholders held on May 19, 2026, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
This Certificate of Amendment shall be effective as of [4:05 p.m.] Eastern Time on     , 2026.
In Witness Whereof, SCYNEXIS, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this     , 2026.

SCYNEXIS, Inc.

By:
David Angulo, M.D.
Chief Executive Officer

A-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SCYX2026SM**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 18, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposal 1.

NOTE: To conduct any other business properly before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000705996_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

SCYNEXIS, INC.
Special Meeting of Stockholders
May 19, 2026 9:30 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Angulo and Scott Sukenick, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SCYNEXIS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:30 AM, EDT on May 19, 2026, at www.virtualshareholdermeeting.com/SCYX2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000705996_2 R2.09.05.010